UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2965 S. Jones Blvd. # C1-100 Las Vegas, Nevada		89146
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Financial Officer and Appointment of Interim Chief Financial Officer

On May 31, 2018 the Board of Directors (the "Board") of The Parking REIT, Inc. (the "Company") approved the non-renewal of Mr. Bentzen's employment agreement.  Mr. Bentzen and the Company agreed that June 1, 2018 would be Mr. Bentzen's last day as Chief Financial Officer of the Company.
On May 31, 2018, the Board appointed Brandon Welch as the interim Chief Financial Officer ("CFO") of the Company effective as of the close of business on June 1, 2018.  Mr. Welch, age 35, has been employed with MVP Realty Advisors since the inception in 2012 of MVP REIT, Inc., a predecessor to the Company. During his tenure, he has served in various capital markets and operations capacities. From September 2012 to May 2017, he served as Executive Vice President, overseeing marketing and distribution for the Company's equity raises. In June 2017, Mr. Welch became Managing Director of Capital Markets, taking on additional responsibility for capital markets strategy development and implementation. In October 2017 he became Vice President of Operations, shifting his focus to corporate operations, including acquisitions, asset management, and debt and equity capital markets responsibilities. There will be no increase in Mr. Welch's compensation as a result of his serving as interim CFO.
Prior to his employment with MVP Realty Advisors, LLC, Mr. Welch served as General Manager for a full-service marketing consulting firm, Townsend Advisers (now Townsend Team) from 2009 to 2012, Senior Account Executive for digital marketing agency Jayne Hancock Group, commonly known as JHG, from 2008-2009, and Senior Account Executive for sports marketing agency Integrated Sports Marketing from 2006-2008.
Mr. Welch earned his BS in Business Administration from San Diego State University in 2004, and his MBA from San Diego State University in 2006. Mr. Welch is the son-in-law of Michael Shustek, the Company's Chief Executive Officer.
Election of New Director
On May 31, 2018 the Board of Directors of the Company appointed Bill Wells to serve on the Company's Board to fill a vacancy created by the resignation of a previous Board member.  Mr. Wells, age 65, from 1990 until April 2018 was the Las Vegas Office Managing Partner an Audit Partner of RSM US LLP, an international audit, tax and consulting firm ("RSM"). RSM was previously engaged as the Company's auditor on May 19, 2017 and was dismissed on April 29, 2018.  It is anticipated that Mr. Wells will also serve on Board committees; however no such committee designations have yet been appointed.
Mr. Wells will receive $30,000 per annum for serving on the Company's Board, which will be paid half in cash and half in the Company's common stock, plus $500 for each meeting he attends, including any committee meetings.
In his role as an Audit Partner, Mr. Wells has served as a business advisor to clients in a variety of industries including transportation, real estate, retail, wholesale distribution, construction, financial institutions, manufacturing, automotive, professional services and timeshare.  He also has experience in business litigation and has testified as an expert witness in court and in arbitration hearings.
From 2000 to 2011 (prior to a firm reorganization in 2012) Mr. Wells was the Desert Southwest Managing Partner, which included oversight of the Phoenix office as well as the Las Vegas office.
Mr. Wells earned his B.S. in Accounting from Millikin University, where he graduated summa cum laude.  He also participated in executive programs at the University of Chicago and the Minneapolis Center for Character-Based Leadership.  He is a licensed CPA in Nevada.
During his nearly 40 year tenure in Las Vegas, Mr. Wells has participated in a variety of business and philanthropic organizations including:  Las Vegas Metro Chamber of Commerce (Chairman), Opportunity Village (Chairman), Young Presidents Organization (Chairman), UNLV Presidents Associates, UNLV Accounting Advisory Council, LVGEA (Board Member), UMC (Board Member), Discovery Children's Museum (Board Member), Boulder Dam Area Boy Scouts (Board Member), Economic Club of LV (Board Member), US Bank (Advisory Board Member), Las Vegas Executives Association, Kiwanis Club of Las Vegas, and the Las Vegas FBI Citizens Academy.  He received the H&R Block Outstanding Community Service Award for stewardship to his community.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 5, 2018

THE PARKING REIT, INC.

/s/ Michael V. Shustek
By:  Michael V. Shustek
Title:  President and CEO